EXHIBIT 99.1

WEYL: Zacks Initiation Report - Asian DIY App Maker Expanding Geographically

Weyland Tech, Inc. (OTCQB:WEYL)

HONG KONG, HONG KONG, June 15, 2016 /EINPresswire.com/ -- Weyland Tech, Inc. (OTCQB:WEYL), ("Weyland Tech" or the "Company"), a provider of mobile business applications is pleased to announce that Zacks Small Cap Research has issued a research report on the Company.

The research report is located here.

About Weyland Tech Inc.

Weyland Tech's CreateApp platform is focused on the Asia markets. Our CreateApp platform is offered in 12 languages and enables small-medium-sized businesses ("SME's") to create a mobile application ("app") without the need of technical knowledge and background. The Company's websites are:www.weyland-tech.com and www.createapp.com

SME's can increase sales, reach more customers and promote their products and services via a simple easy to build mobile app at an affordable and cost-effective manner.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding: the continued growth of the e-commerce segment and the ability of the Company to continue its expansion into that segment; the ability of the Company to attract customers and partners and generate revenues; the ability of the Company to successfully execute its business plan; the business strategy, plans, and objectives of the Company; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume any duty to update these forward-looking statements.

Contact:

Investor Relations

info@weyland-tech.com

Brent Suen

Weyland Tech, Inc.

+85293166780

email us here